                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement                  [ ]  Confidential, for use by
                                                      the Commission Only
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-12

                              ARK RESTAURANTS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
|X| No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

                              ARK RESTAURANTS CORP.

                                 85 Fifth Avenue
                            New York, New York 10003

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on March 13, 2003

To Shareholders of
ARK RESTAURANTS CORP.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ark Restaurants Corp. (the "Company") will be held on March 13, 2003 at 10:00 A.M. at Bryant Park Grill, located at 25 West 40th Street, New York, New York for the following purposes:

         (1) To elect a board of seven directors;

         (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on February 7, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. All shareholders are cordially invited to attend.

         YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.


                                             By Order of the Board of Directors,


                                             Vincent Pascal
                                             Secretary and Senior Vice President
New York, New York
February 10, 2003

                              ARK RESTAURANTS CORP.

                              ---------------------

                                 PROXY STATEMENT

                              ---------------------


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Ark Restaurants Corp., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders to be held at Bryant Park Grill, located at 25 West 40th Street, New York, New York, at 10:00 A.M. on March 13, 2003 and at any adjournment or adjournments thereof (the "Meeting").

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified therein and if no instructions are given, will be voted (i) IN FAVOR of the nominees for election as directors and (ii) IN FAVOR of the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the 2003 fiscal year. Election of directors will be determined by a plurality of votes cast at the Meeting in person or by proxy. Ratification of the appointment of Deloitte & Touche LLP and all other proposals to be considered at the Meeting will be determined by a majority of votes cast at the Meeting in person or by proxy.

         The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the Meeting. Such revocation will not affect any vote taken prior thereto. The mere presence at the Meeting of the person appointing a proxy will not revoke the appointment.

         The approximate date this Proxy Statement and the accompanying Proxy will first be mailed to shareholders is on or about February 10, 2003. The Company's principal executive offices are located at 85 Fifth Avenue, New York, New York 10003.

                        VOTING SECURITIES -- RECORD DATE

         Only holders of record of the Company's Common Stock at the close of business on February 7, 2003 (the "Record Date") will be entitled to notice of and to vote at the Meeting. On the Record Date 3,181,299 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information at February 1, 2003, with respect to the beneficial ownership of shares of Common Stock owned by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors of the Company as a group:

                        Name and Address                              Amount and Nature of
                       of Beneficial Owner                          Beneficial Ownership (1)      Percent of Class
                       -------------------                          ------------------------      ----------------
         Michael Weinstein...........................                     1,041,488(2)                 32.73%
                  85 Fifth Avenue
                  New York, New York 10003

         FMR Corp....................................                       221,300(3)                  6.96%
                  82 Devonshire Street
                  Boston, Massachusetts 02109

         Bruce R. Lewin .............................                       231,600                     7.28%
                  1329A North Avenue
                  New Rochelle, New York 10804

         Arthur Zankel ..............................                       222,500(4)                  6.99%
                  535 Madison Avenue
                  New York, New York 10022

         Vincent Pascal .............................                        68,690(5)                  2.16%
                  85 Fifth Avenue
                  New York, New York  10003

         Robert Towers ..............................                        64,350(6)                  2.02%
                  85 Fifth Avenue
                  New York, New York  10003

         Donald D. Shack ............................                        42,603(7)                  1.34%
                  530 Fifth Avenue
                  New York, New York  10036

         Andrew Kuruc ...............................                        28,300(8)              Less than 1%
                  88 Fernwood Terrace
                  Stewart Manor, New York  11530

         Jay Galin ..................................                        26,000                 Less than 1%
                  520 Eighth Avenue
                  New York, New York  10018

         Ernest Bogen ...............................                        17,320(9)              Less than 1%
                  85 Fifth Avenue
                  New York, New York  10003

         Paul Gordon ................................                        26,750(10)             Less than 1%
                  85 Fifth Avenue
                  New York, New York  10003

         Robert Stewart .............................                         1,000                 Less than 1%
                  85 Fifth Avenue
                  New York, New York  10003
         All directors and officers as a group (nine persons)             1,519,801(11)                47.77%

----------

(1) Except to the extent otherwise indicated, to the best of the Company's knowledge, each of the indicated persons exercises sole voting and investment power with respect to all shares beneficially owned by him.

(2) Includes 15,800 shares owned by The Weinstein Foundation, a private foundation of which Mr. Weinstein acts as trustee and as to which shares Mr. Weinstein has shared investment and shared voting power and 69,750 shares issuable upon exercise of currently exercisable options granted under the Company's 1996 Stock Option Plan, as amended or exercisable within 60 days of the date of this Proxy Statement.

(3) Based upon information set forth in Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission on or about February 13, 2002. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 221,300 shares, or 7.28% of the Company's outstanding Common Stock, as a result of acting as investment adviser to several investment companies. The ownership by one investment company, Fidelity Low Priced Stock Fund, amounted to 221,300 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 221,300 shares.

(4) Based upon information set forth in Schedule 13D filed by Mr. Arthur Zankel with the Securities and Exchange Commission on or about July 6, 2000.

(5) Includes 18,750 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(6) Includes 18,750 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 40,000 shares owned by Skylark Partners, a partnership of which Mr. Shack is a general partner, as to which shares Mr. Shack shares voting and investment power. Mr. Shack is not standing for re-election to the Board.

(8)      Mr. Kuruc resigned as Chief Financial Officer effective June 27, 2002.

(9) Includes 7,320 shares owned by Mr. Bogen's spouse, as to which Mr. Bogen disclaims beneficial ownership.

(10) Includes 19,250 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.

(11) Includes 126,500 shares issuable upon exercise of currently exercisable stock options granted under the Company's 1996 Stock Option Plan or exercisable within 60 days of the date of this Proxy Statement.


                                 ---------------

         In the event of the death of Michael Weinstein, the Company has agreed to purchase from his estate, at the option of his executor or legal representative, such number of shares of Common Stock as may be purchased with the proceeds of a $5,000,000 insurance policy maintained by the Company on the life of Mr. Weinstein, at a price per share equal to the greater of the then book value or the then fair market value of such shares. The Company is obligated to maintain $5,000,000 of insurance on the life of Mr. Weinstein during the term of the agreement.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         A board of seven directors is to be elected at the Meeting. The Board of Directors nominates the following persons for election to the Board to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and shall qualify. Unless a proxy shall specify that it is not to be voted for the directors, it is intended that the shares represented by each duly executed and returned proxy will be voted IN FAVOR of the election as directors of the persons named below.

         Each of the persons named below is at present a director of the Company. If for any reason any nominee is not a candidate for election at the Meeting, such proxies will be voted for a substitute nominee and for the others named below. The Board does not anticipate that any of the nominees will not be a candidate.

                                                                                                        Director
             Name                Age       Principal Occupation and Position with the Company             Since
             ----                ---       --------------------------------------------------             -----
Ernest Bogen                     71    Restaurant operations; Chairman of the Board of the Company        1983
Michael Weinstein                59    President and Chief Executive Officer of the Company               1983
Vincent Pascal                   59    Senior Vice President and Secretary of the Company                 1985
Robert Towers                    55    Executive Vice President, Chief Operating Officer and              1987
                                       Treasurer of the Company
Paul Gordon                      51    Senior Vice President of the Company                               1996
Jay Galin                        66    Chief Executive Officer, G+G Retail, Inc.                          1988
Bruce R. Lewin                   55    Continental Hosts, Ltd., Member                                    2000


---------------

Biographical Information

         Ernest Bogen has been a director of the Company since its inception in January 1983 and was also Secretary until September 1985 and Treasurer until March 1987. He was elected Chairman of the Board of Directors of the Company in September 1985. During the past five years, Mr. Bogen was a director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operated a restaurant in New York City until January 31, 2002 and of RSWB Corp. and BSWR Corp., each of which operates a restaurant in New York City. Mr. Bogen is also the owner of 24% of the membership interests of each of Dockeast, LLC and Dockwest, LLC, each of which operates a restaurant in New York City. Mr. Bogen is an officer, director and 25% shareholder of BSRS Corp. which previously owned a restaurant in Boca Raton, Florida. Easy Diners, Inc., RSWB Corp., BSRS Corp., Dockeast, LLC, Dockwest, LLC and BSWR Corp. are not subsidiaries or affiliates of the Company.

         Michael Weinstein has been the President, Chief Executive Officer and a director of the Company since its inception in January 1983. During the past five years, Mr. Weinstein has been an officer, director and 25% shareholder of Easy Diners, Inc., a restaurant management company which operated a restaurant in New York City until January 31, 2002. Mr. Weinstein is also a director and 25% shareholder of RSWB Corp. and BSWR Corp. (since April 1998) each of which operates a restaurant in New York City. Mr. Weinstein is also the owner of 24% of the membership interests of each of Dockeast, LLC and Dockwest, LLC, each of which operates a restaurant in New York City. Easy Diners, Inc., RSWB Corp., Dockeast, LLC, Dockwest, LLC and BSWR Corp. are not subsidiaries or affiliates of the Company. Mr. Weinstein spends substantially all of his business time on Company-related matters.

         Vincent Pascal has been employed by the Company since November 1983 and was elected Vice President, Assistant Secretary and a director of the Company in October 1985. Mr. Pascal became Secretary of the Company in January 1994 and a Senior Vice President in April 2001.

         Robert Towers has been employed by the Company since November 1983 and was elected Vice President, Treasurer and a director in March 1987. Mr. Towers became an Executive Vice President and Chief Operating Officer in April 2001. Mr. Towers is also the Executive Vice President, Treasurer and Secretary of each of the Company's Las Vegas, Nevada subsidiaries.

         Paul Gordon has been employed by the Company since 1983 and was elected as a director in November 1996 and a Senior Vice President in April 2001. Mr. Gordon is the manager of the Company's Las Vegas operations, and is a Senior Vice President of each of the Company's Las Vegas, Nevada subsidiaries. Prior to assuming that role in 1996, Mr. Gordon was the manager of the Company's operations in Washington, D.C. commencing in 1989.

         Jay Galin was elected a director of the Company in January 1988. Since August 1998, Mr. Galin has been Chairman of the Board and Chief Executive Officer of G & G Retail Holdings, Inc. and its subsidiary G + G Retail, Inc., a chain of retail clothing stores. For more than five years prior thereto, Mr. Galin was President of its predecessor, G. & G. Shops, Inc.

         Bruce R. Lewin was elected a director of the Company in February 2000. During the past five years, Mr. Lewin has been the owner of Bruce R. Lewin Fine Art in New York. Since August 2001, Mr. Lewin has been the President and a director of Continental Hosts, Ltd. Since May 2002, Mr. Lewin has been a member of Fuze Beverage, LLC. Mr. Lewin was formerly a director of the Bank of Great Neck (in New York), and a former director of the New York City Chapter of the New York State Restaurant Association.

                                 ---------------

         All officers of the Company are elected by and serve at the pleasure of the Board. There are no family relationships among any of the directors or executive officers of the Company.

         Director Compensation

         In fiscal 2002 the Company paid a fee of $10,000 to each director who was not an officer of the Company.

         Transactions With Related Parties

         The Company provides purchasing services to restaurants in which Messrs. Weinstein and Bogen have interests, for which the Company receives a fee which has not exceeded $30,000 in any fiscal year.

         The Company made loans, primarily in connection with the exercise of stock options to Robert Towers, Vincent Pascal and Paul Gordon. Such loans are payable on demand and bear interest at prime plus one-half percent. During fiscal 2002, the largest amount of indebtedness outstanding at any one time with respect to these loans of Mr. Towers, Mr. Pascal and Mr. Gordon was $407,000, $175,030 and $60,000 respectively. At January 23, 2003, Mr. Towers,
Mr. Pascal and Mr. Gordon were indebted to the Company in the amounts of $463,000, $208,000 and $60,000 respectively. At January 23, 2003, Mr. Weinstein, Mr. Towers and Mr. Pascal were indebted to the Company in the amounts of $835,000, $56,000 and $33,000 respectively. Such loans are payable on demand and bear interest at the minimum statutory rate. During fiscal 2002, the largest amount of indebtedness of Mr. Weinstein outstanding at any one time was $835,000.

Meetings and Committees of the Board of Directors

         Messrs. Galin and Lewin currently serve as members of the Stock Option Committee of the Board. The Stock Option Committee administers the Company's 1996 Stock Option Plan. During fiscal 2002, the Stock Option Committee took action by unanimous written consent of the members of the Committee on one occasion.

         Messrs. Galin, Lewin and Shack currently serve as members of the Audit Committee of the Board of Directors. The Audit Committee is responsible for, among other things, receiving and reviewing the recommendations of the independent auditors, reviewing consolidated financial statements of the Company, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, resolving potential conflicts of interest and reviewing Company's accounting policies. Messrs. Galin and Lewin are independent directors, within the meaning of NASD Rule 4200(a)(14). While Mr. Shack is not an independent director within the meaning of Rule 4200 due to his membership in a law firm that represents the Company, the Board has determined that Mr. Shack's membership on the Audit Committee was in the best interests of the Company and its shareholders. The Board believed Mr. Shack was qualified to serve on the Audit Committee because of Mr. Shack's prior service on the Audit Committee of the Company for many years and on the boards and audit committees of several other publicly traded corporations. He is very familiar with the work and responsibilities of the Audit Committee and the financial analysis that is required. The Board has adopted a written charter for this Audit Committee, and a copy of the charter was included as an appendix to the Company's 2001 proxy statement. The Audit Committee held six meetings during fiscal 2002.

         The Company does not have a Nominating Committee.

         Messrs. Galin and Lewin currently serve as members of the Compensation Committee. The Compensation Committee is responsible for reviewing the Company's compensation policies, establishing the compensation for the President and Chief Executive Officer of the Company and making recommendations on compensation for other executive officers of the Company. The Compensation Committee held one meeting during fiscal 2002.

         During the Company's past fiscal year, the Board held four meetings and took action on six occasions by unanimous written consent of the members of the Board. Each member of the Board attended at least 75% of the meetings of the Board and committees on which he served.

                             EXECUTIVE COMPENSATION

         The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 2002, 2001 and 2000 fiscal years, of those persons who were, at September 28, 2002, (i) the President and Chief Executive Officer of the Company, (ii) the other four most highly compensated executive officers of the Company and (iii) Mr. Andrew Kuruc, who resigned as the Company's Chief Financial Officer, Senior Vice President and Controller in June 2002.


                           SUMMARY COMPENSATION TABLE


                                                                                                       Long-Term
                                                            Annual Compensation                      Compensation
                                                            -------------------                      ------------
                                                                                                      Securities
                                                                                    All Other         Underlying
                                                       Salary         Bonus        Compensation        Options
       Name and Principal Position           Year        ($)           ($)             ($)                (#)
       ---------------------------           ----        ---           ---             ---                ---
Michael Weinstein                           2002       594,048              0                              99,000
     President and Chief Executive          2001       521,630         33,000                                 ---
     Officer................................2000       458,090         44,435                                 ---

Vincent Pascal                              2002       253,159         30,000                              30,000
     Senior Vice President and              2001       233,359         14,055                                 ---
     Secretary .............................2000       230,943         22,099                                 ---

Robert Towers
     Executive Vice President, Chief        2002       253,159         30,000                              30,000
     Operating Officer and Treasurer........2001       233,359         14,055                                 ---
                                            2000       230,943         22,099                                 ---
Andrew Kuruc(1)
     Former Senior Vice President, Chief    2002       139,116(2)           0             50,752(3)        25,000(4)
     Financial Officer and                  2001       182,316         10,983                                 ---
     Controller ............................2000       180,455         17,270                                 ---

Paul Gordon                                 2002       203,155         12,150            113,258(5)        32,000
     Senior Vice President .................2001       219,769         51,820                                 ---
           .................................2000       176,947         81,361                                 ---

Robert Stewart(1)                           2002        61,539(6)           0                                 ---
     Current Chief Financial Officer        2001           ---            ---                                 ---
           .................................2000           ---            ---                                 ---


---------------

(1) Mr. Kuruc resigned as the Company's Chief Financial Officer, Senior Vice President, Controller and director in June 2002. Mr. Stewart became Chief Financial Officer of the Company in the same month.

(2) This amount represents salary earned by Mr. Kuruc prior to his resignation.

(3) This amount represents payments made to Mr. Kuruc pursuant to his severance agreement with the Company.

(4) Pursuant to the terms of the Company's 1996 Stock Option Plan and Mr. Kuruc's severance agreement, Mr. Kuruc's stock options expired on September 22, 2002.

(5) This amount represents commissions of 1% of operating profits of the Las Vegas operations.

(6) Mr. Stewart's compensation in fiscal 2002 was at a rate of $200,000 per year. The amount set forth in the table is a prorated amount of salary received by Mr. Stewart in fiscal 2002 since he began working for the Company in June 2002.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The table shown below sets forth information related to options to purchase the Company's Common Stock that were granted in fiscal year 2002 of those persons who were, at September 28, 2002, (i) the President and Chief Executive Officer of the Company, (ii) the other four most highly compensated executive officers of the Company and (iii) Mr. Andrew Kuruc, who resigned as the Company's Chief Financial Officer, Senior Vice President and Controller in June 2002.


                                                                                         Potential Realizable Value
                                                                                         at Assumed Annual Rates of
                                                                                          Stock Price Appreciation
                                   Individual Grants                                          for Option Term
------------------------------------------------------------------------------------------------------------------
                                         Percent of
                                           Total
                            Number of     Options
                            Securities   Granted to
                            Underlying   Employees       Exercise
                             Options     In Fiscal        Price           Expiration
            Name           Granted (#)      Year          ($/Sh)             Date        5%($)        10%($)
------------------------------------------------------------------------------------------------------------------
Michael Weinstein........     99,000        41.25%     $6.30/share   December 17, 2006  173,250      377,190
Vincent Pascal...........     30,000        12.5%      $6.30/share   December 17, 2006   52,500      114,300
Robert Towers............     30,000        12.5%      $6.30/share   December 17, 2006   52,500      114,300
Andrew Kuruc(1)..........     25,000        10.41%     $6.30/share   December 17, 2006   43,750       95,250
Paul Gordon..............     32,000        13.33%     $6.30/share   December 17, 2006   56,000      121,920
Robert Stewart...........       --           --             --                --          --             --
---------------


(1) Pursuant to the terms of Mr. Kuruc's severance agreement and the terms of the Company's 1996 Stock Option Plan, as amended, Mr. Kuruc's stock options expired on September 22, 2002.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL-YEAR END OPTION VALUES

         The table shown below sets forth certain information for the President and Chief Executive Officer of the Company, the other four most highly compensated executive officers of the Company and Mr. Andrew Kuruc, former Chief Financial Officer of the Company (i) with respect to option exercises during fiscal 2002 and (ii) at September 28, 2002, with respect to unexercised options to purchase shares of the Company's Common Stock under the Company's 1996 Stock Option Plan.


                            Shares                       Number of Securities Underlying        Value of Unexercised
                          Acquired on        Value                 Unexercised             In-The-Money Options at Fiscal
         Name            Exercise (#)    Realized ($)    Options at Fiscal Year-End (#)           Year-End ($) (1)
         ----            ------------    ------------    ------------------------------           ----------------
                                                         Exercisable     Unexercisable      Exercisable    Unexercisable
                                                         -----------     -------------      -----------    -------------
Michael Weinstein..........   --              --           45,000           114,000              0            $54,450
Vincent Pascal.............   --              --           11,250            33,750              0             16,500
Robert Towers..............   --              --           11,250            33,750              0             16,500
Andrew Kuruc...............   --              --             --                --               --               --
Paul Gordon................   --              --           11,250            35,750              0             17,600
Robert Stewart.............   --              --             --                --               --               --


---------------

(1) Based on the closing sale price of $6.85 per share on the NASDAQ/National Market System of the Company's Common Stock on September 27, 2002.

Stock Option Plan

         The Company's 1996 Stock Option Plan, as amended, is the only equity compensation plan currently in effect and it was approved by the shareholders. The Plan permits the Company to grant options to purchase up to 650,000 shares of the Company's common stock. These options may be granted as incentive stock options, designed to meet the requirements of Section 422 of the Internal Revenue Code, or they may be "non-qualified" options that do not meet the requirements of that section.

         The purpose of the Plan is to encourage stock ownership by the Company's employees, directors, officers, independent contractors and advisors of the Company and its subsidiaries and thereby enhance their proprietary interest in the Company. The Stock Option Committee determines which of the eligible directors, officers, employees, consultants and advisors receive stock options, the terms of the options, including applicable vesting periods, the number of shares for which options are granted, and the manner in which options may be exercised. The Stock Option Committee also determines the exercise price of each option. With respect to incentive stock options, the option price may not be less than 100% of the fair market value on the date of the grant; with respect to non-qualified stock options, the exercise price may not be less than 85% of the fair market value on the date of the grant. In making such determinations, the Stock Option Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Stock Option Committee deems relevant. Most of the options granted under the Plan expire within five years from the date of grant, or earlier.

                                            EQUITY COMPENSATION PLAN INFORMATION

         The following is a summary of the securities authorized for issuance under the Plan at September 28, 2002:


--------------------------------------------------------------------------------------------------------------------------
Plan Category                              (a) Number of                                 (c) Number of securities
                                           securities to be        (b) Weighted-average  remaining available for future
                                           issued upon exercise    exercise price of     issuance under equity
                                           of outstanding          outstanding           compensation plans (excluding
                                           options, warrants and   options, warrants     securities reflected in column
                                           rights                  and rights            (a))
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by                    392,500                  $7.91                         257,500
shareholders(1)
--------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not approved
by shareholders(2)                                          None                    N/A                            None
--------------------------------------------------------------------------------------------------------------------------
Total                                                    392,500                  $7.91                         257,500
--------------------------------------------------------------------------------------------------------------------------


         The average exercise price of outstanding options, at September 28, 2002, was approximately $7.91 per share. Of the 392,500 options outstanding on September 28, 2002, 296,000 were held by the Company's officers and directors.

(1) The Plan, which was approved by shareholders, is the Company's only equity compensation plan.

(2) The Company has no equity compensation plan that was not approved by shareholders.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


         The graph set forth below compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock for the five-year period commencing September 26, 1997 and ending September 28, 2002 against the cumulative total return on the NASDAQ Market Index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company. This graph assumes a $100 investment in the Company's Common Stock and in each index on September 26, 1997 and that all dividends paid by companies included in each index were reinvested.




                                [GRAPH OMITTED]




                                     9/26/97      10/2/98      10/1/99     9/30/00      9/29/01      9/28/02
                                     -------      -------      -------     -------      -------      -------
ARK RESTAURANTS CORP.                 100.00       89.77        90.91        83.53       64.94        62.27

SIC CODE INDEX
(SIC CODE 5812 Eating and
Drinking Places)                      100.00      104.04       134.71       103.71      106.64        98.69

NASDAQ MARKET INDEX                   100.00      103.92       168.12       229.98       94.23        75.81



         The foregoing graph shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

           JOINT REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK
                  OPTION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee, consisting of Messrs. Lewin and Galin, determines the compensation of the President and sets policies for and reviews with the President the compensation awarded to the other principal executives.

         The Company's current executive officers consist of the President, Messrs. Pascal, Towers, Gordon and Stewart. The three elements of their compensation have been salary, bonus and stock options.

         The President is the founder and Chief Executive Officer of the Company. He owns over 1,000,000 shares of Company stock (including exercisable options), approximately 32% of the outstanding shares. The Compensation Committee believes he is substantially motivated, both by reason of stock ownership and commitment to the Company, to act on behalf of all shareholders to optimize overall corporate performance. Accordingly, the Compensation Committee has not considered it necessary to specifically relate the President's compensation to corporate performance.

         The President's annual salary was increased from $458,090 in fiscal 2000, to $521,630 in fiscal 2001 and $594,048 in fiscal 2002. The President was also paid a bonus of $44,435 in fiscal 2000, $33,000 in fiscal 2001 and $0 in fiscal 2002. In April 1999, he received an option to purchase 60,000 shares of Common Stock, and in December 2001 he received an option to purchase an additional 99,000 shares of common stock. The Compensation Committee believes the compensation paid to the President to be comparable or less than that generally paid to chief executive officers at comparable companies.

         The Compensation Committee relies extensively on the views of the President in determining salaries paid to Messrs. Pascal, Towers, Gordon and Stewart. Their salary levels are believed to be competitive with amounts paid to executives with comparable qualifications, experience and responsibilities at companies of comparable size and also reflect assessments of past performance and expectations concerning future contributions to the Company and its business.

         It is through the use of stock options that the Company has endeavored to relate corporate performance and compensation of the executives other than Mr. Weinstein. The Board believes that significant stock ownership is a major incentive in building shareholder wealth and aligning the interests of employees and shareholders. In January 1997, Messrs. Pascal and Towers received options to purchase 17,500 shares of Common Stock, and Mr. Gordon received options to purchase 25,000 shares, all of which expired on January 2, 2002. In April 1999, Messrs. Pascal, Towers and Gordon each received options to purchase 15,000 shares of Common Stock. In December 2001, Messrs. Towers and Pascal each received options to purchase 30,000 shares of Common Stock, and Mr. Gordon received options to purchase 32,000 shares.

         Stock options are granted by the Company's Stock Option Committee consisting of Messrs. Lewin and Galin. They consult with the Compensation Committee in awarding options to the Company's executives. All options granted under the Company's 1996 Stock Option Plan were granted at an exercise price equal to the market price on the date of grant.

         This report is respectfully submitted by the Compensation Committee and Stock Option Committee of the Board of Directors.

         Jay Galin and Bruce R. Lewin.

Compensation Committee Interlocks and Insider Participation

         No member of the Company's Compensation Committee or Stock Option Committee is an employee or officer of the Company. No director or other person had any interlock relationship required to be disclosed in this proxy statement.


         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         It is proposed that shareholders ratify the appointment by the Board of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending September 27, 2003. The Company expects representatives of Deloitte & Touche LLP to be present at the Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be accorded an opportunity at such time to make such statements as they may desire.

         Approval by the shareholders of the appointment of independent auditors is not required, but the Board deems it desirable to submit this matter to shareholders. If holders of a majority of the outstanding shares of Common Stock present and voting at the meeting do not approve the appointment of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board.

         THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.

Independent Auditors' Fees

Audit Fees

         The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended September 28, 2002 were $173,500.

Financial Information Systems Design and Implementation Fees

         Deloitte & Touche LLP rendered no professional services to the Company in connection with the design or implementation of financial information systems during the fiscal year ended September 28, 2002.

All Other Fees

         During the fiscal year ended September 28, 2002, the aggregate fees billed by Deloitte & Touche LLP for all other services rendered to the Company, other than the services described under "Audit Fees" above, were $61,000.

         The Audit Committee has considered whether the independent auditor's provision of non-audit services is compatible with maintaining the independent auditor's independence, and the Audit Committee has determined that such provision of non-audit services is compatible with maintaining the independent auditors' independence.

                             AUDIT COMMITTEE REPORT


         The Audit Committee of the Board of Directors of the Company is composed of three directors and operates under a written charter adopted by the Board of Directors, attached as Appendix A to the 2001 proxy statement. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management. In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees."

         The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has considered whether the independent accountants' provision of non-audit services is compatible with maintaining the accountants' independence, and the Audit Committee has determined that such provision of non-audit services is compatible with maintaining the independent auditors' independence.

         Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the report of the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 28, 2002 for filing with the Securities and Exchange Commission.

         This report is respectfully submitted by the Audit Committee of the Board of Directors.

         Bruce R. Lewin, Jay Galin and Donald D. Shack

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission") and the NASDAQ/National Market System. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2002, except that through inadvertence, a Form 3, Initial Statement of Beneficial Ownership for Robert Stewart was not timely filed. Upon discovery of the omission, this Form 3 was promptly filed.

                                VOTING PROCEDURES

         Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted in determining the votes cast and will have no effect on the vote. With respect to the tabulation of votes cast on the selection of independent auditors (Proposal 2), abstentions will not be considered as present and voting with respect to that specific proposal.

         Under the rules of the National Association of Securities Dealers
(NASD), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote upon the election of directors, the selection of independent auditors and other routine matters. With respect to other matters, brokers do not have authority under NASD rules to vote on their own initiative unless they have received instructions from beneficial owners. This is commonly referred to as a "broker non-vote."

                              SHAREHOLDER PROPOSALS

         As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for shareholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

         To be included in the Company's proxy statement and proxy relating to the Company's 2004 Annual Meeting of Shareholders, shareholder proposals should be received by the Company on or before October 13, 2003. If we do not receive notice of a shareholder proposal to be acted upon at our 2004 Annual Meeting of Shareholders on or before December 28, 2003, our proxy for that meeting may confer discretionary authority to vote on any such proposal.

                                  ANNUAL REPORT

         The 2002 Annual Report of the Company, including financial statements, is being mailed together with this Notice of Annual Meeting of Shareholders, Proxy Statement and Proxy on or about February 10, 2003 to each shareholder of record.

                                  OTHER MATTERS

         THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2002, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S SHAREHOLDERS OF RECORD ON FEBRUARY 7, 2003 AND EACH BENEFICIAL SHAREHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 85 FIFTH AVENUE, NEW YORK, NEW YORK 10003, ATTENTION: ROBERT TOWERS, TREASURER. REQUESTS FROM BENEFICIAL SHAREHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON THAT DATE.

         IT IS IMPORTANT THAT THE ACCOMPANYING PROXY BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE EARNESTLY REQUESTED TO DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                       MANNER AND EXPENSES OF SOLICITATION

         The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by the use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone, or telegraph but they will not receive additional compensation for such services. The Company may also retain the services of a professional proxy solicitation firm to assist in the solicitation of proxies. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of the Common Stock in their names will be requested by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out-of-pocket expenses incurred in respect thereto.


                                 ARK RESTAURANTS CORP.

                                 By Order of the Board of Directors,

                                 Vincent Pascal
                                 Secretary and Senior Vice President

New York, New York
February 10, 2003

                                   Appendix 1

                              ARK RESTAURANTS CORP.

                    Proxy Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders

                                 March 13, 2003

         THE UNDERSIGNED, revoking all previous proxies, hereby appoints MICHAEL WEINSTEIN, ROBERT TOWERS and VINCENT PASCAL, or any of them as attorneys, agents and proxies with power of substitution, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of ARK RESTAURANTS CORP. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, March 13, 2003 at 10:00 A.M. local time at Bryant Park Grill, 25 West 40th Street, New York, New York, and at all adjournments thereof.


[ ] ------------------         ------------
    ACCOUNT NUMBER....         COMMON

(1) Election of a board of seven directors


                                                      WITHHOLD
         NOMINEE                     VOTE FOR         AUTHORITY TO VOTE FOR
         -------                     --------         ---------------------
         Ernest Bogen                [ ]              [ ]
         Michael Weinstein           [ ]              [ ]
         Vincent Pascal              [ ]              [ ]
         Robert Towers               [ ]              [ ]
         Jay Galin                   [ ]              [ ]
         Paul Gordon                 [ ]              [ ]
         Bruce R. Lewin              [ ]              [ ]


                                                              (See reverse side)

(2) Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the 2003 fiscal year.

         FOR [ ]          AGAINST [ ]                ABSTAIN [ ]

(3) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ELECTION OF THE NOMINEES FOR DIRECTORS DESIGNATED BY THE BOARD OF DIRECTORS AND FOR ITEM 2.



                                       Dated:  ___________, 2003

                                       _________________________________________
                                                (Signature)


                                       _________________________________________
                                                (Signature)

                                       NOTE: Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation, officer, attorney, agent, trustee or guardian, etc., please add your full title to your signature.


NOTE: PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.